                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON D.C. 20549

                                    ________

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of The
                        Securities Exchange Act of 1934

      Date of Report (Date of Earliest Event Reported): November 22, 2000

                                   _________

                                SMTC CORPORATION
               (Exact name of Registrant as specified in charter)

   DELAWARE                        000-31051                     98-0197680
(State or other              (Commission File Number)         (I.R.S. employer
 jurisdiction of                                             identification No.)
 incorporation)
                                    _______

                635 Hood Road, Markham, Ontario, Canada L3R 4N6
              (Address of Principal Executive Offices) (Zip Code)

                                 (905) 479-1810
               Registrant's Telephone number including area code
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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     On November 22, 2000, pursuant to a Stock Purchase Agreement dated as of November 22, 2000, by and among SMTC Corporation ("SMTC"); SMTC Manufacturing Corporation of Canada, a Canadian corporation ("SMTC Canada"); Qualtron Teoranta, a privately held Irish corporation; Cillian Feiritear, Patrick Dunne, Patrick Moore, and Enterprise Equity (IRL) Limited (collectively, the "Sellers"), SMTC Canada acquired all of the outstanding shares of Qualtron Teoranta, and SMTC acquired all of the outstanding shares of capital stock of Qualtron, Inc., a Massachusetts corporation that was wholly-owned by Qualtron prior to consummation (together with Qualtron Teoranta, "Qualtron").

     Qualtron is a provider of specialized cable and harness assemblies. With facilities in Ireland and Massachusetts, Qualtron offers a broad range of services focusing on single-mode and multi-mode fiber optic connector assemblies and volume cable assemblies utilizing coaxial, ribbon cable, shielded and tight pair technologies. SMTC expects Qualtron to continue such activities.

     The Sellers received stock and cash consideration for their shares of Qualtron Teoranta. Qualtron Teoranta received cash consideration for the capital stock of Qualtron, Inc. The $26.3 million transaction was funded with 547,114 exchangeable shares of SMTC Canada and $13.4 million of cash, subject to adjustment based on final determination of Qualtron's working capital at the time of closing. The exchangeable shares of SMTC Canada are exchangeable for shares of common stock of SMTC. The amount of the consideration was arrived at through arm's length negotiations between the parties. The sources of the funds for the cash portion of the consideration were from SMTC's working capital and borrowings under SMTC's senior credit facility.

     At the time of consummation, no material relationships existed between SMTC or SMTC Canada and Qualtron, its affiliates, officers, directors, and the associates of such officers and directors, or the Sellers, their affiliates, officers, directors, and the associates of such officers and directors, as applicable.

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ITEM 7. FINANCIAL STATEMENT AND EXHIBITS.

     (a) Financial Statements. The financial statements required by this Item 7(a) will be filed by amendment to this Form 8-K no later than 60 days after December 7, 2000.

     (b) Pro Forma Financial Information. The pro forma financial information required by this Item 7(b) will be filed by amendment to this Form 8-K no later than 60 days after December 7, 2000.

     (c)  Exhibits.

          Exhibit Number      Title
          --------------      -----

              2.1+ Stock Purchase Agreement dated November 22, 2000 by and among SMTC Corporation, SMTC Manufacturing Corporation of Canada, Qualtron Teoranta, Cillian Feiritear, Patrick Dunne, Patrick Moore and Enterprise Equity (IRL) Limited.

              99.1            Press release of SMTC dated November 23, 2000.



+ The registrant agrees to furnish supplementally to the SEC a copy of any omitted schedule or exhibit to such agreement upon request by the SEC.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              SMTC CORPORATION



                              /s/ Paul Walker
                              --------------------------------
                              Paul Walker
                              President


Date:         December 7, 2000

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